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                          CERTIFICATE OF INCORPORATION

                                       OF

                      Precise Technology of Delaware, Inc.


      FIRST: The name of the corporation is:

             Precise Technology of Delaware, Inc.

      SECOND: The registered office of the corporation is to be located at The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of its registered agent at that address is The Corporation Trust Company, 1209 Orange Street, Wilmington, DE 19801.

      THIRD: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

      FOURTH: The corporation shall be authorized to issue 3,000 shares of common stock with a par value of $.01 per share.

      FIFTH: Elections of directors need not be by written ballot.

      SIXTH: The original by-laws of the corporation shall be adopted by the initial incorporator named herein. Thereafter the board of directors shall have the power, in addition to the stockholders, to make, alter or repeal the by-laws of the corporation.

      SEVENTH: A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment or repeal of this Article SEVENTH, or subsequently adopted inconsistent provision of this Certificate of Incorporation shall decrease the protection afforded to a director by this Article with respect to any act or omission of the director occurring prior to such amendment, repeal or adoption of an inconsistent provision.

      EIGHTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on



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the application of any receiver or receivers appointed for this corporation under ss. 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or any receiver or receivers appointed for the corporation under ss. 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or an all the stockholders or class of stockholders, of this corporation, as the case may be, and also on the corporation.

      NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner prescribed at the time by statute, and all rights conferred upon stockholders in this Certificate of Incorporation are granted subject to this reservation.

      TENTH: The name and mailing address of the incorporator are as follows:

                         Patricia A. Junker
                         KLETT LIEBER ROONEY & SCHORLING
                         40th Floor, One Oxford Centre
                         Pittsburgh, PA 15219

      I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and that the facts herein stated are true, and accordingly have executed this Certificate on October 20, 1993.



                                             /s/ Patricia A. Junker
                                          -------------------------
                                          Patricia A. Junker
                                          Incorporator